Exhibit 99.1

VSE Corporation Announces Appointment of New Chief Financial Officer and New Chief Growth Officer

ALEXANDRIA, Va., August 20, 2024 – VSE Corporation (“VSE” or the “Company”) (NASDAQ: VSEC), a leading provider of aftermarket distribution and repair services, announced the appointment of Adam Cohn as Chief Financial Officer (“CFO”) and Garry Snow as Chief Growth Officer for VSE Corporation.

Adam Cohn, a seasoned executive finance leader with over 15 years of aerospace and finance-related experience, will join VSE as CFO on September 3, 2024. He will assume responsibility for VSE’s financial strategies and lead the global finance organization, including planning, operational finance, treasury, tax, internal audit, corporate development, and investor relations. Tarang Sharma, who has been serving as interim Chief Financial Officer, will return to his role as Chief Accounting Officer.

Garry Snow will join VSE on September 16, 2024, in a newly created Chief Growth Officer role. With a proven track record of building and leading high-performing sales organizations at Boeing, KLX Inc., and Satair, Garry brings invaluable expertise to VSE to support future organic growth strategies. Under this new role, Garry will oversee customer and supplier business development and marketing.

“Adam is an accomplished CFO and aviation business executive who has guided both public and private companies through dynamic environments and meaningful transformations during his impressive career,” said John Cuomo, President and CEO of VSE Corporation. “Adam brings a proven track record of driving strong financial results, instilling financial and operational discipline, and strategic partnership.”

Mr. Cuomo continued, “I am delighted to welcome Garry Snow to VSE in the newly created role of Chief Growth Officer. Garry brings a wealth of experience driving sales excellence and accelerating growth in the dynamic aerospace market. His leadership and strategic vision will be instrumental in expanding VSE’s market presence and fostering strong customer and supplier partnerships. I look forward to welcoming Adam and Garry to the VSE team.”

“I am excited to join VSE at such a pivotal time for the company and the industry,” said Adam Cohn. “VSE’s transformation over the past few years has been extraordinary. I look forward to working with VSE’s stellar team of professionals to advance the shared goal of creating long-term sustainable growth and shareholder value.”

"I'm thrilled to be joining VSE at an exciting time in its journey," said Garry Snow. “There is tremendous growth potential in front of this company, and I’m honored to have the opportunity to build on the great work already started by the team to deliver on this potential. Together, we will build a strong growth plan and future for VSE by leveraging existing and new competencies for our stakeholders.”

ABOUT ADAM COHN
Adam Cohn is a seasoned executive finance leader with over 15 years of aerospace and finance-related experience. Adam most recently served as Chief Financial Officer for Valence Surface Technologies (“Valence”), an aerospace supplier backed by ATL Partners and British Columbia Investment Management Corporation. Prior to his CFO role at Valence, Adam served in numerous senior leadership roles with Triumph (NYSE: TGI), a publicly traded aerospace manufacturer, including most recently as Treasurer and Vice President of Mergers and Acquisitions. Adam executed multiple financing transactions, which included replacing credit facilities, raising new bonds, and issuing equity. Adam also executed several mergers, acquisitions, or divestiture transactions. Prior to joining Triumph, Adam worked as an aerospace Investment Banker at Lazard. Adam holds a Master of Business Administration

(M.B.A.) from The Wharton School of the University of Pennsylvania and a Bachelor of Science in Finance & Economics from The University of Maryland.

ABOUT GARRY SNOW
Garry Snow comes to VSE with over 20 years of aerospace sales, business development, and distribution experience. Most recently, Garry served as Head of Sales and Marketing for Business and General Aviation for Boeing Global Services. Garry has also served in numerous leadership roles over the last 15 years with Boeing Global Services and the Boeing-acquired KLX Aerospace Solutions business, including Vice President of OEM Services Americas, VP of Global Business Development, and Sales Director. Prior to joining KLX Aerospace Solutions, Garry spent over six years with Satair in Sales, Business Development, Strategy, and marketing roles.

ABOUT VSE CORPORATION
VSE is a leading provider of aftermarket distribution and repair services. Operating through its two key segments, VSE significantly enhances the productivity and longevity of its customers' high-value, business-critical assets. The Aviation segment is a leading provider of aftermarket parts distribution and maintenance, repair, and overhaul (MRO) services for components and engine accessories to commercial, business, and general aviation operators. The Fleet segment specializes in part distribution, engineering solutions, and supply chain management services catered to the medium and heavy-duty fleet market. For more detailed information, please visit VSE's website at www.vsecorp.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results to vary materially from those indicated or anticipated by such statements. Many factors could cause actual results and performance to be materially different from any future results or performance, including, among others, the risk factors described in our reports filed or expected to be filed with the SEC. Any forward-looking statement or statement of belief speaks only as of the date of this press release. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR RELATIONS CONTACT:
Michael Perlman
Vice President of Investor Relations and Treasury
Phone: (954) 547-0480
Email:
investors@vsecorp.com